EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-115923, 333-159544, 333-134498, 333-134497, 333-159546, 333-196194 and 333-208670) of The Interpublic Group of Companies, Inc. of our report dated February 22, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 22, 2016